Exhibit 10.2

FIRST AMENDMENT TO THE AMENDED AND RESTATED

AGREEMENT OF LIMITED PARTNERSHIP OF

STEADFAST APARTMENT REIT III OPERATING PARTNERSHIP, L.P.

August 5, 2019

The Operating Partnership Agreement (as defined below) is hereby amended, effective as of the earlier of (i) the date the General Partner (as defined below) merges with and into SIII Subsidiary, LLC (“Merger Sub”) pursuant to that Agreement and Plan of Merger among the General Partner, Merger Sub and certain other parties thereto (the “Merger Agreement”) and (ii) upon payment of any consideration owed to the Special Limited Partner (defined below) pursuant to Sections 5.1(B)(3), 5.1(C) and 5.1(D)(1) in connection with the consummation of a Superior Proposal (as defined in the Merger Agreement), by this First Amendment to the Amended and Restated Agreement of Limited Partnership (this “First Amendment”) by and between Steadfast Apartment REIT III, Inc., a Maryland corporation (the “General Partner”) and Steadfast Apartment Advisor III, LLC, a Delaware limited liability company (the “Special Limited Partner”). Capitalized terms used but not defined herein shall have the meanings set forth in the Operating Partnership Agreement. References to sections refer to sections of the Operating Partnership Agreement unless otherwise specified.

WITNESSETH

WHEREAS, the parties hereto previously entered into that certain Amended and Restated Agreement of Limited Partnership of Steadfast REIT III Operating Partnership, L.P., dated as of July 25, 2016 (the “Operating Partnership Agreement”);

WHEREAS, the parties hereto desire to revise the economic interests of the Special Limited Partner by amending the Operating Partnership Agreement pursuant to this First Amendment; and

WHEREAS, this First Amendment being entered into pursuant to and in accordance with Section 14.1(B) and (C) of the Operating Partnership Agreement.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    Deletion. Sections 4.8, 5.1C, 5.1D, 5.1E, 5.1F(1)-(5) and Section 1(c) of Exhibit B of the Operating Partnership Agreement are hereby deleted in their entirety along with associated defined terms.

2.    Amendment. Section 5.1(B)(3) is hereby amended and restated in its entirely as follows:

(B)(3) Thereafter, 100% to the Partners holding OP Units in proportion to their respective Percentage Interests with respect to such OP Units.

3.    Counterparts. This First Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall constitute one instrument.

4.    Continuation of Operating Partnership Agreement. The Operating Partnership Agreement and this First Amendment shall be read together and shall have the same force and effect as if the provisions of the Operating Partnership Agreement and this First Amendment were contained in one document. Any provisions of the Operating Partnership Agreement not amended by this First Amendment shall remain in full force and effect as provided in the Operating Partnership Agreement immediately prior to the date hereof. In the event of a conflict between the provisions of this First Amendment and the Operating Partnership Agreement, the provisions of this First Amendment shall control.

[Signatures Follow]

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment as of the date first mentioned above.

GENERAL PARTNER:

STEADFAST APARTMENT REIT III, INC., a Maryland corporation

By:	/s/ Rodney F. Emery
Name:	Rodney F. Emery
Title:	Chief Executive Officer

SPECIAL LIMITED PARTNER:
STEADFAST APARTMENT ADVISOR III, LLC, a Delaware limited liability company

By:	/s/ Ella Shaw Neyland
Name:	Ella Shaw Neyland
Title:	President

[Signature Page to First Amendment to

the Amended and Restated Agreement of Limited Partnership

of Steadfast Apartment REIT III Operating Partnership, L.P.]